Exhibit 99.1 Promissory Note with J.C. Chatpar dated March 12, 2007

PROMISSORY NOTE

WITH INTEREST

March 12, 2007

Principal Amount: $936,300.00

FOR VALUE RECEIVED, CYBER DIGITAL, INC. (the "Borrower"), a New York Corporation, does hereby promise to pay to the order of J.C. Chatpar (the "Lender") the sum of Nine Thirty Six Thousand Three Hundred ($936,300.00) Dollars, payable in full one (1) year after the date hereof with interest accrued at ten percent (10%) per annum plus any prior period accrued interest. The entire principal balance of this Note may be prepaid at any time without penalty. This Note is unsecured, but is due on demand.

The installment of principal and the interest due one (1) year from the date hereof shall be paid at such a place as the legal holder of this Note may from time to time appoint.

The maker, and any endorser of this Note, does hereby waive presentation of payment, notice of nonpayment, protest and notice of protest, and does hereby agree to all extensions and renewals of this Note, without notice.

CYBER DIGITAL, INC.

By: /s/ J.C. Chatpar

J.C. Chatpar, President